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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Prospectus Supplement filed pursuant to Rule 424, which supplements the Registration Statement on Form S-3, of our report dated February 5, 2002, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 2002-A, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

/s/ PricewaterhouseCoppers LLP
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    PricewaterhouseCoopers LLP

Fort Worth, Texas
February 12, 2002